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                                                                   EXHIBIT 11(a)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                       October 26, 2005



Van Kampen Equity Trust II
1221 Avenue of the Americas
New York, New York  10020

         Re: Van Kampen Equity Trust II, on behalf of its series, Van Kampen International Growth Fund
                Registration Statement on Form N-14
                (File Nos. 333-128236 and 811-9279)


Ladies and Gentlemen:

         We have acted as special counsel to Van Kampen Equity Trust II (the "Trust"), a statutory trust organized under the laws of the State of Delaware, on behalf of its series, Van Kampen International Growth Fund (the "Fund"), in connection with the preparation of the Trust's Registration Statement on Form N-14 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the 1933 Act of an indefinite number of Class I Shares of beneficial interest, par value $.01 per share, of the Trust on behalf of the Fund to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") between the Trust, on behalf of the Fund, and 1838 Investment Advisors Funds, a statutory trust organized under the laws of the State of Delaware, on behalf of its series, 1838 International Equity Fund (collectively, the "Shares").

         This opinion is being delivered in accordance with the requirements of
Item 16 of Form N-14 under the 1933 Act and the 1940 Act.

         In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic, and the authenticity of the originals of such copies. As to any facts material to the opinion that we did not independently establish or verify, we have relied upon statements and representations of the Trust and its officers and other representatives.

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:


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           (i) the Certificate of Trust filed with the Secretary of State of
Delaware;

           (ii) the Agreement and Declaration of Trust of the Trust, as amended to the date hereof (the "Declaration of Trust");

           (iii) the By-Laws of the Trust, as amended to the date hereof;

           (iv) the Certificate of Designation establishing the series of shares of the Trust;

           (v) the resolutions adopted by the Board of Trustees of the Trust relating to the Agreement and Plan of Reorganization, the authorization and issuance of the Shares pursuant to the Agreement and Plan of Reorganization, the filing of the Registration Statement and any amendments or supplements thereto and related matters;

           (vi) a draft of the Agreement and Plan of Reorganization; and

           (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We express no opinion as to any laws of any jurisdiction other than the Delaware Statutory Trust Act.

         Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Trust on behalf of the Fund pursuant to the Agreement and Plan of Reorganization have been duly authorized by the Trust and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and, except as provided in Section 6.1(l) of the Trust's Declaration of Trust, nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 11(b) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                                 Very truly yours,

                                                 /s/ Skadden, Arps, Slate,
                                                     Meagher & Flom LLP



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